Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-101536, 333-69696, 333-45094, 333-83153, 333-58555, 333-29567, 333-02289,
033-60928, 033-58489, and 033-11718 of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 26, 2003, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE, LLP
New York, NY
March 31, 2003